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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                (Amendment No. 2)

      Date of Report (Date of earliest event reported): OCTOBER 26, 2004

                              MORGAN BEAUMONT, INC.
                              ---------------------
               (Exact name of Registrant as specified in charter)

           NEVADA                                                52-2268239
-------------------------------                              -------------------
(State or other jurisdiction of                                (IRS Employer
        incorporation)                                       Identification No.)

                                    000-33389
                                    ---------
                            (Commission File Number)

                    2280 TRAILMATE DRIVE, SARASOTA, FL 34243
                    ----------------------------------------
                    (Address of principal executive offices)

                            PAN AMERICAN ENERGY CORP.
             6644 NORTH OCEAN BOULEVARD, OCEAN RIDGE, FLORIDA, 33435
             -------------------------------------------------------
             (Former Name and Address if changed since last report)

        Registrant's telephone number, including area code: 941-753-2875

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
SECTION 2 - FINANCIAL INFORMATION
SECTION 3 - SECURITIES AND TRADING MARKETS.

ITEM 3.01 UNAUTHORIZED LISTING AND TRADING OF SECURITIES.

Registrant recently became aware that someone posing as an officer or director of Registrant had engaged the German consulting firm of European Investment Services to list and trade Registrant's securities on the Berlin Bremen Stock Exchange and the Frankfurt Stock Exchange. Registrant has notified the exchanges and the agent purportedly working for Registrant, that Registrant has not authorized its securities to be traded on such exchanges and these exchanges should immediately de-list Registrant's securities from the marketplace and cease any trading activities of Registrant's securities. To date, the foreign consultants and foreign exchanges have not responded to Registrant's legal counsel or de-listed or ceased trading of Registrant's securities. Registrant may have to take legal action in Germany to resolve this matter. The consulting firm which claimed to have been hired by Registrant has submitted invoices to Registrant totaling approximately $10,000. Registrant does not recognize these exchanges as an appropriate or legal venue for the listing or trading of Registrant's securities. Registrant will only honor on its books and records, transfer of shares made in compliance with applicable United States securities laws. Registrant has instructed its transfer agent not to recognize the transfer of any restricted securities without an opinion of U.S. counsel acceptable to Registrant's legal counsel.

ITEM 3.03 STOP TRANSFER ISSUED ON SHARES.

While conducting normal diligence in preparation of Registrant's annual report on Form 10KSB, Registrant discovered that certain opinions of counsel, concerning the removal of restrictive legends on the outstanding shares of the Registrant's securities issued prior to the change of control of Registrant, may have relied upon inaccurate or incomplete information. The opinion of counsel provided to Registrant's transfer agent concerned shares transferred from Registrant's then senior vice president, Arnold Howardson, to six transferees. The opinion stated that Howardson had not been an affiliated person of Registrant within the 90 days preceding the transfer. After review of Registrant's filings, corporate records indicated that at the time of the transfer, Mr. Howardson was however senior vice president of Registrant, one of Registrant's largest shareholders and one of only three officers of Registrant. Until further investigation can be completed, Registrant has instructed its transfer agent to place a stop transfer order on shares issued to the six transferees and request that such shares be returned to the transfer agent for reissuance with the proper restrictive legend. The transferees of the shares subject to the stop transfer order are:

Issuee                         Certificate No.          No. of Shares Post-Split
------                         ---------------          ------------------------

Barbara James                       10030                      1,875,000

Donna Bradsen                       10031                      1,375,000

Market Makers Capital Corp.         10032                      1,000,000

Jeffrey Clark Cramen                10021                      1,500,000

Cristiane Broauer                   10022                      1,875,000

Sangdau Marketing Services          10023                      1,375,000
International Inc.

Registrant is also examining the contemporaneous removal of restrictive legends on shares transferred from former affiliates of Registrant Peter Whitehead and Nick Mackinnon and the amendment of certain 13D filings approximately 18 months after their initial submission to the SEC.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 ADDITIONS TO BOARD OF DIRECTORS; FORMATION OF COMPENSATION AND AUDIT COMMITTEES.

(a) Additions to Registrant's Board of Directors
    --------------------------------------------

Registrant has added three new outside directors since the completion of the merger between Pan American Energy Corporation and Morgan Beaumont, Inc. The board of directors now consists of outside directors Mark Brewer, VL "Brother" Sanford and Ben Bond and the inside directors Ken Craig, Erik Jensen, Rod Braido and Cliff Wildes.

(b) Compensation Committee
    ----------------------

Registrant's board of directors has formed a Compensation Committee consisting of Ben Bond, Mark Brewer and VL "Brother" Sanford.

(c) Audit Committee
    ---------------

Registrant's board of directors has formed an Audit Committee, consisting of Ben Bond, Mark Brewer and VL "Brother" Sanford.

Complete biographical summaries on the new directors will be contained in Registrant's report on Form 10KSB for the year ended September 30, 2004.

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

(a) Dismissal of Claim by Peter Whitehead
    -------------------------------------

Registrant, in its former name, management and business and operating as Pan American Energy Corp. and August Research Corp., were subject to a legal proceeding commenced in the Supreme Court of British Columbia on July 24, 2003 by Peter Whitehead, a former director and officer of Pan American. Mr. Whitehead has since abandoned his claims against Pan American Energy Corp. On February 12, 2004, a Consent Dismissal Order between Mr. Whitehead and August Biomedical Corporation and August Research Corp. was filed in the British Columbia Supreme Court ending this action by consent of both parties.

(b) Application for new CUSIP
    -------------------------

On October 21, 2004, Registrant applied for a new CUSIP number which is currently being processed.

(c) Press Releases
    --------------

On October 25, 2004, Registrant issued a Press Release announcing the contract with Urban Network. A specimen of this press release is attached hereto as
Exhibit 8.1.1.

SECTION 9 - FINANCIAL STATEMENTS



EXHIBITS

         8.1.1. Press Release issued October 25, 2004


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

/s/ Clifford Wildes
---------------------------------
By: Clifford Wildes

CEO and Director

Dated: October 26, 2004